SECURITIES EXCHANGE AGREEMENT

by and between

ANZA CAPITAL, INC.,
a Nevada corporation,

AMERICAN RESIDENTIAL FUNDING, INC.,
a Nevada corporation,

and

SUTTER HOLDING COMPANY, INC.,
a Delaware corporation

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (the “Agreement”) is entered into effective this 18th day of July, 2003 by and between Anza Capital, Inc., a Nevada corporation (“Anza”), American Residential Funding, Inc., a Nevada corporation (“AMRES”), and Sutter Holding Company, Inc., a Delaware corporation (“Sutter”). Each of Anza, AMRES, and Sutter shall be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Anza’s and Sutter’s common stock is traded on the Over the Counter Bulletin Board;

WHEREAS, AMRES is a wholly owned subsidiary of Anza, and the securities of AMRES are not publicly traded;

WHEREAS, the Parties desire to enter into this Securities Exchange Agreement for the purpose of diversifying their assets while improving their respective net worth;

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the Parties covenant, promise and agree as follows:

AGREEMENT

1.  TERMS OF THE EXCHANGE : The Exchange shall be consummated on the following terms and conditions:

(a)   On July 31, 2003 (the “Closing Date”), Sutter shall cause to be issued and shall deliver to AMRES Sixty Six Thousand Four Hundred Ninety Six (66,496) shares of Sutter common stock (the “Sutter Shares”).

(b)   By the Closing Date, AMRES shall cause to be issued and shall deliver to Sutter One Million (1,000,000) shares of Series A Preferred Stock (the “AMRES Shares”), the rights, privileges, and preferences of which are set forth in the Certificate of Designation attached hereto as Exhibit A.

(c)   By the Closing Date, ANZA shall cause to be issued and shall deliver to Sutter warrants to acquire One Million (1,000,000) shares of Anza common stock as set forth in the Warrant Agreement attached hereto as Exhibit B (the “Anza Warrants”).

Page 1 of 13

2.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY SUTTER : Sutter hereby represents, warrants and agrees as follows:

(a)   Sutter is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to effect the exchange of the shares in accordance with the terms hereof.

(b)   The information heretofore furnished by Sutter to AMRES and Anza for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by Sutter to AMRES and Anza will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

(c)   The representations and warranties herein by Sutter will be true and correct in all material respects on and as of the date hereof and will, except as provided herein, survive the Closing Date.

(d)   No form of general solicitation or general advertising was used by Sutter or the Company or, to the best of its actual knowledge, any other person acting on behalf of Sutter or the Company, in connection with the exchange.

(e)   Sutter acknowledges that Sutter has been furnished with such financial and other information concerning AMRES and Anza, the directors and officers of AMRES and Anza, and the business of AMRES and Anza as Sutter considers necessary in connection with the transactions contemplated hereby. As a result, Sutter is familiar with the business, operations, properties, and financial condition of AMRES and Anza and has discussed with officers or legal counsel of AMRES and Anza any questions Sutter may have had with respect thereto. Sutter has consulted with his or her own legal, accounting, tax, investment and other advisers with respect to the tax treatment, merits, and risks of the transactions contemplated hereby.

(f)   Sutter hereby agrees to indemnify and defend AMRES and Anza and its directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(i)  Any breach of or inaccuracy in Sutter's representations, warranties or agreements herein;

(ii)  Any action, suit or proceeding based on a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from AMRES or Anza or any director or officer of AMRES or Anza.

(g)   The representations, warranties and agreements contained in this Agreement shall be binding on Sutter’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of AMRES and Anza and its directors and officers.

Page 2 of 13

(h)   Sutter acknowledges and agrees that the AMRES S hares and any shares of Anza acquired upon exercise of the Anza Warrants (the “Anza Shares” and together with the AMRES Shares and the Anza Warrants the “Anza Securities”) will be “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933 (the “Act”) and, accordingly, that the Anza Securities must be held indefinitely unless they are subsequently registered under the Act and qualified under applicable state blue sky law and any other applicable securities law or exemptions from such registration and qualification as are available. Sutter understands that AMRES and/or Anza are under no obligation to register the Anza Securities under the Act, to qualify the Anza Securities under any securities law, or to comply with any exemption under the Act or any other law. Sutter understands that Rule 144 prevents the sale of any of the Anza Securities for at least one year, and only then under certain specific circumstances. Sutter agrees that it shall not sell, assign, hypothecate or otherwise transfer the AMRES Shares, Anza Warrants, or the Anza Shares during the first 280 days following the Closing Date.

(i)   Sutter hereby represents that as of the Closing Date, the Sutter Shares represent less than 19.9% of the issued and outstanding common stock of Sutter.

(j)   Sutter hereby agrees as follows:

(i)  As of the date of this Agreement, the thirty (30) day trailing average transaction price(the “Stock Price”) is $11.95.

(ii)  Based on the Stock Price, the agreed-upon value of the Sutter Shares as of the date of this Agreement is $800,000.00 (the “Initial Sutter Share Value”).

(iii)   If, during the first twelve (12) months following the Closing Date (the “Sutter Guarantee Period”), the value of the Sutter Shares, calculated by multiplying the Stock Price (calculated as in 2(j)(ii) above as of the date which is thirty (30) days before the end of each of Anza’s applicable quarters) by the Sutter Shares, falls below the Initial Sutter Share Value, then upon delivery of written notice by Anza to Sutter (the “Notice Delivery Date”), Sutter agrees to issue to AMRES that number of additional shares of Sutter common stock (the “Supplemental Sutter Shares”) necessary so that the value of the Sutter Shares and the Supplemental Sutter Shares, when multiplied by the Stock Price on the Notice Delivery Date, shall be equal to at least the Initial Sutter Share Value. The Supplemental Sutter Shares shall be delivered within twenty (20) days of the Notice Delivery Date.

(iv)  If, as a result of the issuance of the Supplemental Sutter Shares, the number of shares of Sutter common stock held by AMRES will exceed 19.9% of the issued and outstanding shares of Sutter common stock, then Sutter shall provide written notice of such fact to AMRES within five (5) days of the Notice Delivery Date, and AMRES and Anza shall have the option of refusing the Supplemental Sutter Shares, or assigning them to a third party for issuance thereto.

Page 3 of 13

(v)  The issuance of Supplemental Sutter Shares may take place on more than one occasion during the Sutter Guarantee Period; however, Sutter is only obligated to issue that number of shares of Sutter common stock equal to the number of Sutter Shares.

(vi)   AMRES, Anza, or their assignees, will not be under any obligation to return any Supplemental Sutter Shares once issued and delivered.

(k)   On the date of this Agreement, Sutter shall execute the Irrevocable Proxy attached hereto as Exhibit C.

3.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY AMRES AND ANZA : The Company hereby represents, warrants and agrees as follows:

(a)   AMRES and Anza are corporations duly organized, validly existing and in good standing under the laws of Nevada, with full power and authority to own, lease, use, and operate their properties and to carry on their business as and where now owned, leased, used, operated and conducted. AMRES and Anza have all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to effect the exchange of the shares in accordance with the terms hereof.

(b)   The information heretofore furnished by AMRES and Anza to Sutter for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by AMRES and Anza to Sutter will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

(c)   The representations and warranties herein by AMRES and Anza will be true and correct in all material respects on and as of the date hereof and will, except as provided herein, survive the Closing Date.

(d)   AMRES and Anza acknowledge that they have been furnished with such financial and other information concerning Sutter, the directors and officers of Sutter, and the business of Sutter as AMRES and Anza consider necessary in connection with the transactions contemplated hereby. As a result, AMRES and Anza are familiar with the business, operations, properties, and financial condition of Sutter and have discussed with officers or legal counsel of Sutter any questions they may have had with respect thereto. AMRES and Anza have consulted with their own legal, accounting, tax, investment and other advisers with respect to the tax treatment, merits, and risks of the transactions contemplated hereby.

(e)   AMRES and Anza hereby agree to indemnify and defend Sutter and its directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

Page 4 of 13

(i)  Any breach of or inaccuracy in AMRES or Anza’s representations, warranties or agreements herein;

(ii)  Any action, suit or proceeding based on a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from Sutter or any director or officer of Sutter.

      (k)   The representations, warranties and agreements contained in this Agreement shall be binding on AMRES and Anza’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of Sutter and its directors and officers.

(l)   AMRES and Anza acknowledge and agree that the Sutter Shares will be “restricted securities” as that term is defined in Rule 144 under the Act and, accordingly, that the Sutter Shares must be held indefinitely unless they are subsequently registered under the Act and qualified under applicable state blue sky law and any other applicable securities law or exemptions from such registration and qualification as are available. AMRES and Anza understand that Sutter is under no obligation to register the Sutter Shares under the Act, to qualify the Sutter Shares under any securities law, or to comply with any exemption under the Act or any other law. AMRES and Anza understand that Rule 144 prevents the sale of the Sutter Shares for at least one year, and only then under certain specific circumstances. AMRES and Anza agree that they shall not sell, assign, hypothecate or otherwise transfer the Sutter Shares or any Supplemental Sutter Shares during the first 280 days following the Closing Date. AMRES and Anza agree that they shall not buy, sell, nor transact in any way, nor will any of their officers, directors, or controlled affiliates buy, sell, nor transact in any way, in Sutter’s common stock prior to the one year anniversary of the Closing Date.

(m)   On the date of this Agreement, AMRES shall execute the Irrevocable Proxy attached hereto as Exhibit D.

4.  RESCISSION . Any Party may rescind this Agreement at any time by giving ninety (90) days advance written notice to the other Parties no later than the 275th day following the Closing Date (a “Rescission”). In the event of a Rescission:

(a)  the Sutter Shares and any Supplemental Sutter Shares then owned or controlled by AMRES or Anza shall be returned to Sutter;

(b)  the AMRES Shares, Anza Warrants, and any Anza Shares then owned or controlled by Sutter shall be returned to AMRES and/or Anza, respectively;

(c)  any accrued but unpaid dividends on the AMRES Shares shall automatically extinguish and terminate;

(d)  any Anza Shares to be issued pursuant to the exercise of Anza Warrants, but which have not yet been issued, will be cancelled and/or returned to Anza.

Page 5 of 13

In the event Anza raises at least $1 million cash in a private or public offering of its common stock to any party at a price equal to or greater than $0.80 per share, Anza shall provide written notice to Sutter and Sutter’s right to rescind this transaction (if not already expired) shall be reduced to thirty (30) days from the date of receipt of such notice, and the Anza Warrants shall be automatically exercised by the automatic surrender of the AMRES Shares, regardless of their exercise period. In the event Sutter raises at least $1 million cash in a private or public offering of its common stock to any party at a price equal to or greater than the Stock Price (calculated on the date of this Agreement), Sutter shall provide written notice to Anza and Anza’s and AMRES’ right to rescind this transaction (if not already expired) shall be reduced to thirty (30) days from the date of receipt of such notice, and Sutter shall not be required to issue any additional Supplemental Sutter Shares pursuant to Section 2(j)(iii).

5.  CONFIDENTIALITY . Each Party hereto will hold and will cause its agents, officers, directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter hereof (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each Party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information. Notwithstanding the foregoing, the Parties acknowledge that this Agreement shall be discussed in, and will be filed as an exhibit to, the Company’s filings with the Securities and Exchange Commission.

6.  This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

7.  Any notices to be given hereunder may be effected either by personal delivery in writing, by facsimile, or by overnight mail. Facsimile or overnight mailed notices shall be addressed to the Parties at the addresses listed below. Notices will be deemed communicated as of actual receipt.

Page 6 of 13

If to AMRES or Anza:	American Residential Funding, Inc.
Anza Capital, Inc.
3200 Bristol Street, Suite 700
Costa Mesa, CA 92626
Facsimile (714) 424-0389
Attn: Vince Rinehart

If to Sutter:	Sutter Holding Company, Inc.
150 Post Street, Suite 405
San Francisco, CA 94108
Facsimile (415) 788-1515
Attn: Robert E. Dixon

8.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns. Except as set forth in Section 2(j)(iv) above, neither Party may assign its rights, benefits, or obligations under this Agreement without the express written consent of the other Party.

9.  All Parties hereto agree to pay their own costs and attorneys' fees except as follows:

(a)  In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party's attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(b)  As used herein, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

10.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Venue for any action brought under this Agreement shall be in the appropriate court in either Orange County or San Francisco County, California, at the discretion of the Party first bringing the action.

11.  The Parties agree and stipulate that each and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

Page 7 of 13

12.    The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Agreement.

13.  This Agreement, along with the exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

14.  This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

[remainder of page intentionally left blank]

Page 8 of 13

IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

“AMRES”	“Anza”

American Residential Funding, Inc.	Anza Capital, Inc.

/s/ Vincent Rinehart	/s/ Vincent Rinehart

By: Vincent Rinehart	By: Vincent Rinehart

Its: President	Its: President

“Sutter”

Sutter Holding Company, Inc.

/s/ Robert E. Dixon

By: Robert E. Dixon

Its: Co-CEO and President

Page 9 of 13

Exhibit A

Certificate of Designation
AMRES Series A Preferred Stock

Page 10 of 13

Exhibit B

Anza Warrant
Page of 13
Page 11 of 13

Exhibit C

Proxy

Page 12 of 13

Exhibit D

Proxy

Page 13 of 13